EXHIBIT 10.22

                             WESERVEHOMES.COM, INC.


                       [INCENTIVE] STOCK OPTION AGREEMENT



                  WeServeHomes.com, Inc. a Delaware corporation (the "Company"), hereby grants to Optionee as of the Grant Date, pursuant to the provisions of the Plan, the Option to purchase the number of Option Shares specified in the Notice of Grant at the Exercise Price per share upon and subject to the terms and conditions set forth below. References to "Employment with the Company" mean employment by, or the performance of services for, the Company and employment by, or the performance of services for, any Parent or Subsidiary or any Subsidiary of any Parent in the capacity of an employee, a non-employee member of the board of directors of the Company or board of directors of any Parent or Subsidiary or a consultant or independent adviser in the service of the Company or any Parent or Subsidiary. Capitalized terms not defined in this Option Agreement, including the attached Appendix, shall have the meanings specified in the Notice of Grant.

          1. Option Subject to Acceptance of Option Agreement. The Option shall be null and void unless the Optionee shall accept this Option Agreement by executing the Notice of Grant and returning an original execution copy to the Company at 2500 Warrenville Road, Downers Grove, Illinois 60515,
     Attention: Controller.

                  2. REPURCHASE RIGHTS AND FIRST REFUSAL RIGHTS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION ARE SUBJECT TO REPURCHASE RIGHTS AND FIRST REFUSAL RIGHTS EXERCISABLE BY THE COMPANY WHICH ARE DESCRIBED IN THE NOTICE OF GRANT AND SPECIFIED IN THE STOCK PURCHASE AGREEMENT.

          3. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the Expiration Date.

                  4. Exercisibility. The Option shall be exercisable on and as of the Grant Date with respect to 100% of the Option Shares; provided, however, that on and as of the Grant Date, 100% of any Option Shares purchased by Optionee shall be subject to the Repurchase Rights which shall lapse over the period specified in the Notice of Grant, and the First Refusal Rights.


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                  5.       Rights on Termination of Employment

                  (a) Permanent Disability and Death. If Optionee's Employment with the Company terminates by reason of Permanent Disability or death, all Repurchase Rights existing as of the effective date of Optionee's termination of employment or date of death shall lapse, all First Refusal Rights shall continue in accordance with their terms and, to the extent the Option has not been exercised as of such effective date or date of death, the Option may thereafter be exercised by Optionee or Optionee's Legal Representative until and including the earliest to occur of (i) 5:00 p.m., Chicago time, on the date which is 12 months after the effective date of Optionee's termination of employment or date of death and (ii) the Expiration Date.

                  (b) Retirement. If Optionee's Employment with the Company terminates by reason of Retirement, all Repurchase Rights existing as of the effective date of Optionee's Retirement shall lapse, all First Refusal Rights shall continue in accordance with their terms and, to the extent the Option has not been exercised as of such effective date, the Option may thereafter be exercised by Optionee or Optionee's Legal Representative until and including the Expiration Date[; provided, however, that to the extent the Option is exercised after the date that is three (3) months after the effective date of Optionee's Retirement, the Option shall be a Non-Statutory Option and not an Incentive Option.]

                  (c) Misconduct. If Optionee's Employment with the Company terminates by reason of Misconduct, then to the extent the Option has not been exercised as of the effective date of Optionee's termination of employment, the Option shall terminate automatically as of such effective date and all Repurchase Rights and First Refusal Rights existing as of the effective date of Optionee's termination of employment shall continue in accordance with their terms.

                  (d) Other Termination. If Optionee's Employment with the Company terminates for any reason other than Permanent Disability, death, Retirement or Misconduct, all Repurchase Rights and First Refusal Rights existing as of the effective date of Optionee's termination of employment shall continue in accordance with their terms and, to the extent the Option has not been exercised as of such effective date, the Option may thereafter be exercised by Optionee or Optionee's Legal Representative until and including the earliest to occur of (i) 5:00 p.m., Chicago time, on the date which is three (3) months after the effective date of Optionee's termination of employment and (ii) the Expiration Date; provided, however, that Section 7(d) of this Option Agreement shall apply in the event of Optionee's Involuntary Termination within 18 months after the consummation of a Corporate Transaction.

                  (e)      Death after Termination of Employment.
                           -------------------------------------

          (1) If Optionee dies during the post-employment exercise period determined pursuant to Section 5(a) following termination of employment by reason of Permanent Disability, all First Refusal Rights shall continue in accordance with their terms and, to the extent the Option has not been exercised as of the date of death, the Option may thereafter be exercised by Optionee's Legal Representative until and including the earliest to occur of (i)

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     5:00 p.m.,  Chicago time, on the date which is 12 months after the date of death and (ii) the Expiration Date.

          (2) If Optionee dies following termination of employment by reason of Retirement and prior to the Expiration Date, all First Refusal Rights shall continue in accordance with their terms and, to the extent the Option has not been exercised as of the date of death, the Option may thereafter be exercised by Optionee's Legal Representative until and including the Expiration Date.

          (3) If Optionee dies during the post-employment exercise period determined pursuant to Section 5(d) above following termination of
     employment  for  any  reason  other  than  Permanent   Disability,   death,
     Retirement or Misconduct, or pusuant to Section 7(d) of this Option Agreement, all Repurchase Rights and First Refusal Rights existing as of the date of death shall continue in accordance with their terms and to the extent the Option has not been exercised as of the date of death, the Option may thereafter be exercised by Optionee's Legal Representative until and including the earliest to occur of (i) 5:00 p.m., Chicago time, on the date which is three (3) months after the date of death and (ii) the Expiration Date.

         6.       Manner of Exercising Option.
                  ---------------------------

          (a) Each time Optionee exercises the Option, Optionee or Optionee's Legal Representative shall:

          (1) Execute and deliver to the Company a Stock Purchase Agreement for the Option Shares for which the Option is exercised.

          (2) Pay the aggregate Exercise Price for the purchased Option Shares in one or more of the following forms:

          (i)     cash or check made payable to the Company; or

          (ii) a promissory note payable to the Company, but only to the extent authorized by the Plan Administrator in accordance with Section 10(b) of this Option Agreement.

                  Should the Stock be registered under Section 12 of the Securities Exchange Act of 1934 at the time the Option is exercised, then the Exercise Price may also be paid as follows:

          (iii) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock (which Optionee (or Optionee's Legal Representative) has held for at least six months prior to the delivery of such shares or which Optionee purchased on the open market and in each case for which Optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value,

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     determined  as of the  date of  exercise,  equal  to the  aggregate
     Exercise Price for the purchased Option Shares; or

          (iv) to the extent the Option is exercised for Option Shares that are not subject to Repurchase Rights, through a special sale and remittance procedure pursuant to which Optionee (or Optionee's Legal Representative) shall concurrently provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Option Shares and to remit to the Company, out of the sale proceeds available on the settlement date of the sale, sufficient funds to pay the aggregate Exercise Price for the purchased Option Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by reason of such exercise and irrevocable instructions to the Company to deliver the certificate(s) for the purchased Option Shares directly to such brokerage firm in order to complete the sale.

Note: Except to the extent the foregoing sale and remittance procedure is utilized in connection with an Option exercise, payment of the Exercise Price shall accompany the Stock Purchase Agreement delivered to the Company in connection with the Option exercise.

          (3) If the person exercising the Option is not Optionee, deliver to the Company documentation acceptable to the Company evidencing that the person exercising the Option has the right to exercise the Option.

          (4) Execute and deliver to the Company such written representations as may be requested by the Company in order for the Company to comply with applicable Federal and state securities laws.

          (5) If any Federal, state and local income and employment tax withholding requirements apply to the Option exercise, make arrangements acceptable to the Company for the satisfaction of such requirements.

          (6) Execute and deliver to the Company documentation deemed necessary or desirable by the Company to enforce any Repurchase Rights or First Refusal Rights.

(b) As soon as practical after any date of exercise, the Company shall issue to or on behalf of Optionee (or Optionee's Legal Representative) a certificate for the purchased Option Shares. If any portion of the aggregate Exercise Price is paid out of the proceeds of a promissory note in accordance with Section 10(b) of this Option Agreement or to the extent any purchased Option Shares are subject to Repurchase Rights or First Refusal Rights, in the Company's sole discretion, the certificates for those Option Shares may be endorsed with an

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appropriate  legend and may be held by the Company  until such Option Shares are no longer subject to Repurchase Rights or First Refusal Rights.

(c)      In no event may the Option be exercised for any fractional shares.

         7.       Special Acceleration of Option.
                  ------------------------------

                  (a) Immediately upon the consummation of a Corporate Transaction, all then existing Repurchase Rights shall lapse and all First Refusal Rights shall continue in accordance with their terms; provided, however, that Repurchase Rights shall not lapse if and to the extent: (i) the Option is, upon consummation of the Corporate Transaction, either assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) the Option is, upon consummation of the Corporate Transaction, replaced with a cash incentive program of the successor corporation (or parent thereof) which preserves the spread existing on the Option Shares which are subject to Repurchase Rights at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout at the same time or times that the Repurchase Rights would have otherwise lapsed and, in the case of either clause (i) or (ii), the Repurchase Rights are assigned to such successor (or parent thereof).

(b) Immediately following the consummation of the Corporate Transaction, the Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) upon consummation of the Corporate Transaction.

(c) If the Option is assumed upon consummation of a Corporate Transaction, then the Option shall be appropriately adjusted, immediately after consummation of such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee upon consummation of such Corporate Transaction had the Option been exercised immediately prior to consummation of such Corporate Transaction, and appropriate adjustment shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

d) Notwithstanding Section 5(d) of this Option Agreement and the proviso contained in the first sentence of Section 7(a) above, in the event of Optionee's Involuntary Termination within 18 months after the consummation of a Corporate Transaction pursuant to which the Option is assumed by, and the Repurchase Rights are assigned to, the successor corporation (or parent thereof) or the Option is replaced with a cash incentive program of the successor corporation (or parent thereof), all Repurchase Rights existing as of the effective date of Optionee's Involuntary Termination shall lapse, all First Refusal Rights shall continue in accordance with their terms and, to the extent the Option has not been exercised as of the effective date of Optionee's Involuntary Termination, the Option may thereafter be exercised by Optionee or Optionee's Legal Representative until and including the earliest to occur of (i) 5:00 p.m., Chicago time, on the date which is one (1) year after the effective date of Optionee's Involuntary Termination and (ii) the Expiration Date.

(e) This Option Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or


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to merge, consolidate,  dissolve,  liquidate or sell or transfer all or any part of its business or assets.

         8.       Additional Terms and Conditions of Option

                  (a) Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Plan Administrator without an increase in the aggregate Exercise Price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay Optionee, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Plan
Administrator regarding any such adjustment shall be final, binding and conclusive.

                  (b) Stockholder Rights. Optionee shall not be entitled to any privileges of ownership with respect to any Option Shares unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such delivered shares.

                  (c) Nontransferability of Option. The Option may not be transferred by Optionee other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. [To the extent the Option is a Non-Statutory Option, then the Option may be assigned in whole or in part during Optionee's lifetime either as (i) as a gift to one or more members of Optionee's Immediate Family, to a trust in which Optionee and/or one or more of Optionee's Immediate Family hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and/or one or more members of Optionee's Immediate Family, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in or determined pursuant to such documents relating to an assignment as the Plan Administrator deems appropriate in its sole discretion.] Except to the extent permitted by the foregoing, during Optionee's lifetime the Option is exercisable only by Optionee or Optionee's Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

                  (d) Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the Option Shares upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other

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

action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

                  (e) Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

                  (f) Decision of Plan Administrator. The Plan Administrator shall have the right to resolve all questions which may arise in connection with the Option, including its exercise. Any interpretation, determination or other action made or taken by the Plan Administrator regarding the Plan, the Notice of Grant, this Option Agreement or the Stock Purchase Agreement shall be final, binding and conclusive.

         9. Additional Terms Applicable to an Incentive Option. In the event the Option is designated an Incentive Option, then to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Option Shares for which the Option would otherwise first become exercisable in the calendar year in which the Option is granted would, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Stock and any other securities for which one or more other Incentive Options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate, then the Option shall be a Non-Statutory Option.

         10.      Miscellaneous Provisions.

                  (a) Successors and Assigns. The Notice of Grant and this Option Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and any person or persons who shall, pursuant to Section 8(c), acquire any rights under the Option in accordance with the Notice of Grant, this Option Agreement or the Plan.

                  (b) Financing. The Company may, in its sole discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for any purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares and any other collateral the Company deems necessary or desirable. The Company, in its sole discretion, shall establish the terms and conditions of any such promissory note.

                  (c) Notices. All notices, requests or other communications provided for in this Option Agreement shall be made, if to the Company, to 2500 Warrenville Road, Downer's Grove, Illinois 60515, Attention: Controller, and if to Optionee, to the address indicated below Optionee's signature line on the Notice of Grant. All notices, requests or other communications provided for in this Option Agreement shall be made in writing either (a) by personal delivery,
(b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last

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known address of the party  entitled  thereto or (d) by express courier service.
The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

                  (d) Governing Law. The interpretation, performance and enforcement of the Notice of Grant, this Option Agreement and the Option, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

                  (e) Counterparts. This Option Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.



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


                                    APPENDIX


         The  following  definitions  shall  be  in  effect  under  this  Option
Agreement:

         Code means the Internal Revenue Code of 1986, as amended.

         Corporate     Transaction     means    either    of    the    following
         stockholder-approved transactions to which the Company is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

         Fair Market Value per share of Stock on any relevant date shall be determined in accordance with the following provisions:

         (i) If the Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price is reported.

         (ii) If the Stock is at the time listed on any national securities exchange, then the Fair Market Value shall be the closing selling price per share of Stock on the date in question on the national securities exchange determined by the Plan Administrator in its sole discretion to be the primary market for the Stock, as such price is reported in the composite tape of transactions on such exchange. If there is no reported closing selling price for the Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price is reported.

(iii) If the Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator in its sole discretion after taking into account such factors as the Plan Administrator shall deem appropriate.

         [Immediate Family of Optionee means Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law,

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         father-in-law,  son-in-law, daughter-in-law,  brother-in-law or sister-in-law,  including  adoptive relationships.]

         Incentive Option means an option which satisfies the requirements of Code Section 422.

         Involuntary Termination means the termination of Optionee's Employment with the Company by reason of (i) Optionee's involuntary dismissal or discharge by the Company for reasons other than for Misconduct, or (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Company (or a Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which Optionee reports, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Optionee's consent.

         Legal Representative means an executor, administrator, legal representative, guardian, beneficiary, other person to whom the Option has been transferred in accordance with this Option Agreement or similar person.

         Misconduct means the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary or any Subsidiary of any Parent), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary or any Subsidiary of any Parent) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary or any Subsidiary of any Parent) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the employment of the Company (or any Parent or Subsidiary or any Subsidiary of any Parent).

         Non-Statutory Option means an option not intended to satisfy the requirements of Code Section 422.

         Parent means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies ending with the Company, provided each corporation, partnership or limited liability company in the unbroken chain (other than the Company) owns, at the time of the determination, stock or other equity interests which possess fifty percent (50%) or more of the total combined voting power or equity interests of all classes of stock or equity interests in one of the other corporations, partnerships or limited liability companies in such chain.

         Permanent Disability means the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment

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         which is expected to result in death or
         has lasted or can be expected to last for a continuous period of 12 months or more.

         Plan Administrator means either the board of directors of the Company or a committee of the board acting in its capacity as administrator of the Plan.

         Retirement means cessation of Employment with the Company on or after age 65 or on or after age 55 after a minimum of ten (10) years of Employment with the Company.

         Subsidiary means any corporation, limited partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies beginning with the Company, provided each corporation, partnership or limited liability company (other than the last corporation, partnership or limited liability company) in the unbroken chain owns, at the time of the determination, stock or other equity interests which possess fifty percent (50%) or more of the total combined voting power or equity interests of all classes of stock or equity interests in one of the other corporations in such chain.


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